Exhibit 5.1

February 13, 2024

Vistagen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, California 94090

Ladies and Gentlemen:

We have acted as special Nevada counsel to Vistagen Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), to be filed on the date hereof by the Company and the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of up to $350,000,000.00 of the following securities: (i) shares of common stock of the Company, $0.001 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, $0.001 par value per share (the “Preferred Stock”), in one or more series; (iii) senior debt securities of the Company, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Senior Debt Securities”) pursuant to a senior indenture (the “Senior Indenture”), to be entered into between the Company and a senior trustee to be named in a prospectus supplement; (iv) subordinated debt securities of the Company, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”) pursuant to an subordinated indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), to be entered into between the Company and a subordinated trustee to be named in a prospectus supplement (v) warrants to purchase equity securities of the Company (“Warrants”); and (vi) units consisting of one or more Warrants, Debt Securities, Preferred Stock, Common Stock or any combination of such securities (“Units”) (items (i) through (vi) above are collectively referred to herein as the “Securities”).

We have also acted as special counsel to the Company in connection with the sale through Jefferies LLC as the sales agent (the “Sales Agent”) from time to time by the Company of shares of Common Stock (the “ATM Shares”) having an aggregate offering price of up to $100,000,000 pursuant to the Registration Statement, the Base Prospectus and the related prospectus supplement for the sale of the ATM Shares included in the Registration Statement (the Base Prospectus and such prospectus supplement, collectively, the “Sales Agreement Prospectus”), and an Open Market Sale AgreementSM, dated as of May 14, 2021 (the “Sales Agreement”).

Vistagen Therapeutics, Inc.
February 13, 2024

In connection with this opinion, we have examined originals or copies, certified, or otherwise identified to our satisfaction, of:

(i)	the Restated Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on August 11, 2016;
(ii)	Certificate of Amendment to Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on September 15, 2017;
(iii)	Certificate of Amendment to Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on September 6, 2019;
(iv)	Certificate of Amendment to Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on March 5, 2021;
(v)	Certificate of Amendment to Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on June 5, 2023;
(vi)	Second Amended and Restated Bylaws of the Company, adopted August 16, 2016, as amended through the date hereof, and certified to us to be currently in effect;
(vii)	a Certificate of Good Standing for the Company issued by the Nevada Secretary of State on February 13, 2024;
(viii)	the Sales Agreement;
(ix)	the Registration Statement;
(x)	the Base Prospectus;
(xi)	the Sales Agreement Prospectus;
(xii)	Resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) dated May 11, 2021, authorizing and approving the Sales Agreement;
(xiii)

Resolutions adopted by the Board of Directors dated February 13, 2024, authorizing and approving the Registration Statement, the issuance and sale of the Securities, including the issuance of the ATM Shares described in the Registration Statement and the Sales Agreement Prospectus, authorizing and approving the Sales Agreement Prospectus, constituting the ATM Pricing Committee, authorizing the Company to reserve an additional 20,400,000 shares of Common Stock for issuance as ATM Shares, and authorizing the ATM Pricing Committee to act with respect to the ATM Shares described in the Sales Agreement Prospectus; and

(xiv)	a certificate, dated February 13, 2024, from an Officer of the Company as to certain factual matters, including, the incumbency of the officers of the Company (the “Officer's Certificate”).

In addition to the foregoing, we have examined such other instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

In rendering the opinions contained herein, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct, and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; (iv) all persons who signed such documents on behalf of a business entity were duly authorized to do so; (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate. We have assumed that there are no amendments, modifications, or supplements to such documents other than those amendments, modifications, and supplements that are known to us.

Vistagen Therapeutics, Inc.
February 13, 2024

This opinion is limited to the Nevada Revised Statutes, and we disclaim any opinion as to the laws of any other jurisdiction.  We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

In rendering the opinions set forth below, we have assumed (i) that at the time of offer, issuance and sale of any Securities, the Registration Statement, and any other required post-effective amendments thereto, will be effective under the Securities Act, (ii) any required prospectus supplement with respect to such Securities will have been delivered and filed with the Commission and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) that the Board of Directors of the Company duly authorizes by proper corporate action the terms and issuance of the Securities, (iv) the qualification of the Indentures under the Trust Indenture Act of 1939, as amended (the “TIA”), with respect to the Debt Securities (v) the due execution, authentication, issuance and delivery of the Debt Securities by the Company upon payment of the consideration therefor as provided in the applicable purchase, underwriting or similar agreements duly approved by the requisite corporate action by the Company and otherwise, if applicable, in accordance with the provisions of the Indenture governing the Debt Securities (vi) upon the issuance of Common Stock, including Common Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Restated Articles of Incorporation, as amended; and (vii) upon the issuance of Preferred Stock, including Preferred Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Restated Articles of Incorporation, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Restated Articles of Incorporation, as amended.

In rendering the opinions expressed in paragraphs 4 through 6 below with respect to the Securities referred to therein, we have additionally assumed that: (i) the Trustee identified in the Indenture will have all requisite power and authority to execute, deliver, and perform its obligations under the Indenture in question; (ii) at the time of execution of the Indenture in question, the execution and delivery thereof and the performance of such obligations will have been duly authorized by all necessary action on the Trustee’s part, and the Indenture in question will have been duly delivered by it; (iii) at the time of execution of the Indenture, the Indenture in question will be enforceable in accordance with the terms thereof; (iv) any supplemental indenture to an Indenture and any Board Resolution (as defined in the Indenture in question) and/or Officer’s Certificate (as defined in the Indenture in question) executed and delivered pursuant to the Indenture in question, in any such case, pursuant to which any Debt Securities are issued, will comply with the Indenture in question as theretofore supplemented, and the form and terms of such Debt Securities will comply with the Indenture in question as then supplemented (including by such supplemental indenture) and any such Board Resolution and/or Officer’s Certificate; (v) The Company is and at all times material hereto will be a corporation duly organized and validly existing under the laws of the State of Nevada; and (vi) the Indenture in question actually entered into by the Company and Trustee will not deviate in any material or substantial respect from the Indenture terms described in the Registration Statement, such that any deviation would alter our opinions contained herein.

Vistagen Therapeutics, Inc.
February 13, 2024

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Nevada.

2.

With respect to any offering of Common Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement (or term sheet) with respect to the Offered Common Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Restated Articles of Incorporation and the Bylaws of the Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Restated Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) a certificate or certificates representing the Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Stock (including any Common Stock duly issued upon conversion, exchange, or exercise of any Preferred Stock), when issued and sold in accordance with the applicable underwriting agreement, with respect to the Offered Common Stock, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

3.

With respect to any offering of a series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement (or term sheet) with respect to the Offered Preferred Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Nevada law (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Nevada has duly occurred; (vi) the terms, as well as the terms of the issuance and sale, of the Offered Preferred Stock have been duly established in conformity with the Company’s Restated Articles of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws of the Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Restated Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) a certificate or certificates representing the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, with respect to the Offered Preferred Stock, or any other duly authorized, executed, and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid, and nonassessable, provided that the consideration therefor is not less than the par value thereof.

Vistagen Therapeutics, Inc.
February 13, 2024

4.

With respect to any offering of any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture (as supplemented) has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement (or term sheet) with respect to the Offered Debt Securities has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms, as well as the terms of the issuance and sale, of the Offered Debt Securities have been duly established in conformity with the applicable Indenture (as supplemented) so as not to (A) violate any applicable law, (B) violate the Restated Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities are duly executed and authenticated in accordance with the provisions of the applicable Indenture (as supplemented) and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange, or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable Indenture (as supplemented) and the applicable underwriting agreement, if any, or any other duly authorized, executed, and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, to the extent Nevada law governs such issues.

5.

With respect to any offering of Warrants to be issued under a Warrant Agreement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement (or term sheet) with respect to the Offered Warrants has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters, (iv) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent under the Warrant Agreement; (v) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Restated Articles of Incorporation and the Bylaws of the Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Restated Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Warrants are duly executed, issued, and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, the Offered Warrants will be valid and binding obligations of the Company, to the extent that Nevada law governs such issues.

Vistagen Therapeutics, Inc.
February 13, 2024

6.

With respect to any offering of Units (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement (or term sheet) with respect to the Offered Units has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to authorize and approve (A) the issuance and terms of the Offered Units, (B) the issuance and terms of any Warrants which are a component of the Units, the terms of the offering thereof and related matters, and the execution and delivery of any related Warrant Agreement, and (C) the issuance and terms of any Preferred Stock or Common Stock which are a component of the Units, the terms of the offering thereof and related matters, (iv) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the Restated Articles of Incorporation and the Bylaws of the Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Restated Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) all of the parties duly execute and deliver (A) the applicable Offered Units, (B) such Warrants and Warrant Agreement, and (C) such Preferred Stock and Common Stock, and each such Security is issued, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement, in the case of the Warrants, or the Company’s Restated Articles of Incorporation and Bylaws (as amended to such date and then in effect), in the case of such Preferred Stock and Common Stock, such Offered Units will be valid and binding obligations of the Company, to the extent Nevada law governs such issues.

7.

When (a) the Registration Statement and the Sales Agreement Prospectus, as finally amended (including all necessary post-effective amendments) have become effective under the Securities Act, (b) if the ATM Shares are to be certificated, certificates in the form required under the NRS representing the ATM Shares are duly executed and countersigned, (c) the Pricing Committee of the Board of Directors has taken all necessary corporate action to approve the issuance of the ATM Shares and related matters, and (d) the ATM Shares are registered in the Company’s share registry and delivered upon payment of the agreed upon consideration therefor, the ATM Shares will be duly authorized by all necessary corporate action of the Company, and when issued and sold in accordance with the provisions of the Sales Agreement, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Common Stock.

Vistagen Therapeutics, Inc.

February 13, 2024

In rendering the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, there shall not have occurred any change in law affecting the validity or enforceability of such Security.

With respect to any agreement or instrument reviewed by us, that by its terms or otherwise is governed by the law of any jurisdiction other than the laws of the State of Nevada, our opinion herein is based solely on our understanding of the plain language of such agreement or instrument and we do not express our opinion with respect to the interpretation, validity, binding nature, or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding. We note that the Registration Statement provides that any Indenture shall be governed by the laws of the State of New York. We therefore assume that each Indenture will be enforceable under the laws of the State of New York.

This opinion is rendered to you in connection with the Registration Statement and is not to be relied upon for any other purpose. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,. WOODBURN AND WEDGE

By:	/s/ Shawn G. Pearson
Shawn G. Pearson